Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Skyline Medical, Inc. (the Company) of our audit report, dated March 27, 2014, which expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s ability to continue as a going concern, appearing in the Annual Report on Form 10-K of Skyline Medical Inc. for the year ended December 31, 2013.

/s/ Olsen Thielen & Co., Ltd.

St. Paul, Minnesota

August 26, 2014